SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-USA DETERGENTS

                    GAMCO INVESTORS, INC.
                                 5/21/01           40,000-            7.0000
                    GABELLI ASSOCIATES LTD
                                 5/21/01          511,700-            7.0000
                                 5/10/01           23,000             6.9500
                                 5/09/01            5,400             6.9500
                    GABELLI FUND, LDC
                                 5/21/01            6,000-            7.0000
                    GABELLI ASSOCIATES FUND
                                 5/21/01          501,967-            7.0000
                                 5/10/01           15,000             6.9500
                                 5/08/01            5,000             6.9500


(1) THE TRANSACTIONS ON 5/21/01 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.